Exhibit 99.1

For Immediate Release:	October 17, 2017

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES THIRD QUARTER EARNINGS AND QUARTERLY DIVIDEND

HARTFORD, Conn., October 17, 2017 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended September 30, 2017.

The Company reported net income of $15.2 million, or $0.30 per diluted share, for the quarter ended September 30, 2017, compared to net income for the linked quarter of $16.2 million, or $0.32 per diluted share. The Company reported net income of $14.2 million, or $0.28 per diluted share, for the quarter ended September 30, 2016.

"Management remains focused on our Four Key Objectives outlined in April 2016. In the third quarter of 2017, we delivered 7% year-over-year diluted earnings per share ("EPS") growth, 8% annualized linked quarter tangible book value growth, and delivered 40% of net earnings to our shareholders via a cash dividend, all while maintaining strong capital, liquidity, and asset quality. Annualized loan and deposit growth was 12% and 13%, respectively, for the quarter," stated William H.W. Crawford, IV, Chief Executive Officer of the Company and the Bank. "As always, I want to thank our United Bank teammates for their relentless focus on serving our customers and communities."

Balance Sheet

Assets totaled $6.98 billion at September 30, 2017 and increased $100.3 million, or 1.5%, from $6.88 billion at June 30, 2017. At September 30, 2017, total loans were $5.21 billion, representing an increase of $151.6 million, or 3.0%, from the linked quarter. Changes to loan balances during the third quarter of 2017 were highlighted by a $28.5 million, or 3.6%, increase in commercial business loans, a $23.7 million, or 4.4%, increase in home equity loans, and a $13.1 million, or 3.1%, increase in owner-occupied commercial real estate loans. Total residential mortgages increased during the third quarter of 2017 by $39.2 million, or 3.3%. Loans held for sale decreased $68.1 million, or 43.2%, from the linked quarter, as the Company delivered a large portion of the held for sale portfolio to third party investors at the end of the quarter. Total cash and cash

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equivalents increased $23.7 million, or 31.6%, from the linked quarter, while the available-for-sale securities portfolio remained relatively flat, with a slight decrease of $5.3 million, or 0.5%.

Deposits totaled $5.15 billion at September 30, 2017 and increased by $159.5 million, or 3.2%, from $4.99 billion at June 30, 2017. In the third quarter of 2017, NOW checking deposits increased by $47.2 million, or 7.5%, from the linked quarter, while non-interest bearing checking deposits increased by $3.2 million, or 0.4%. Money market deposits increased by $160.1 million, or 11.8%, from the linked quarter. The increases in NOW and money market deposits are reflective of continued success in sourcing new commercial deposit relationships, coupled with the seasonal return of municipal deposits. These increases were slightly offset by a $34.7 million, or 2.0%, decrease in certificates of deposit.

Total Federal Home Loan Bank advances decreased by $39.7 million, or 4.0%, over the linked quarter, while other borrowings decreased by $30.4 million, or 20.4%, due to a decrease in the use of reverse repurchase borrowings.

Net Interest Income

Income growth in the third quarter of 2017, as compared to the linked quarter, was highlighted by an increase in net interest income of $440,000, or 0.9%, to $46.8 million, primarily attributable to an increase in interest income of $2.2 million, or 3.8%, to $60.8 million. Average interest-earning assets increased by $118.9 million, or 1.9%, primarily due to growth in average loan balances, which increased by $105.7 million, or 2.1%. Average loan balance growth was driven by a $57.7 million, or 2.7%, increase in average commercial real estate loans, a $25.7 million, or 2.0%, increase in average residential real estate loans, inclusive of loans held for sale, and a $11.0 million, or 1.4%, increase in average commercial business loans.

Interest expense increased by $1.8 million to $14.0 million during the third quarter of 2017, from $12.2 million in the linked quarter. Average balance shifts in the third quarter of 2017 included a $175.9 million, or 9.1%, increase in average NOW and money market deposits, and a $16.2 million, or 1.0%, increase in average certificates of deposit. The growth observed in average deposit balances was largely driven by continued success in new account acquisition strategies.

The non-GAAP tax equivalent net interest margin decreased by four basis points to 3.00% in the third quarter from the linked period. The decline was largely driven by duration extension decisions made in the period, resulting in an increase in the cost of interest-bearing liabilities. The yield on interest-earning assets increased by four basis points in the third quarter of 2017 to 3.86%, and the cost of total interest-bearing liabilities increased by 11 basis points to 1.02%. The interest-earning asset yield improvement was largely driven by a seven basis point increase in the yield on commercial real estate loans, which represents 34.4% of the Company's interest-earning assets, a 13 basis point increase in the average home equity loan yield, and a 17 basis point increase in the average commercial business loan yield. The increase in the loan portfolio yield was further driven by increases in the 1-month LIBOR and Prime rate indices. The total funding cost increased by ten basis points to 0.91% in the third quarter driven by a ten basis point increase in the cost of interest-bearing deposits, which represents 80.1% of costing liabilities, while the cost of Federal Home Loan Bank advances increased 19 basis points.

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Provision for Loan Losses

The provision for loan losses remained relatively flat, totaling $2.6 million at September 30, 2017 as compared to $2.3 million for the linked quarter. Net charge-offs for the quarter ended September 30, 2017 totaled $1.3 million, or 0.10%, as a percentage of average loans outstanding, as compared to $534,000, or 0.04% as a percentage of average loans for the quarter ended June 30, 2017. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income decreased by $1.4 million, or 14.8%, to $8.1 million for the quarter ended September 30, 2017 from $9.5 million in the linked quarter. The decrease in the third quarter's non-interest income was driven primarily by a decrease in service charges and fees and mortgage banking activities as compared to the linked quarter. Additionally, there were higher losses on limited partnership investments as compared to the linked quarter.

Non-Interest Expense

Non-interest expense for the quarter ended September 30, 2017 totaled $34.9 million and decreased by $70,000, or 0.2%, from the linked quarter. The decrease in non-interest expense during the quarter was primarily due to a decrease in marketing and promotions and other expenses, partially offset by an increase in salaries and employee benefits, professional fees, and occupancy and equipment expenses as compared to the linked quarter.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets decreasing by $432,000 to $33.9 million at September 30, 2017 from $34.3 million at June 30, 2017. The ratio of non-performing assets to total assets for the quarter ended September 30, 2017 was 0.49%, as compared to 0.50% in the linked quarter.

Capital

The Company reported Tangible Common Equity ("TCE") of $570.5 million, or 8.3% of average assets, at September 30, 2017. Tangible book value per share increased to $11.23 at September 30, 2017 from $11.01 at June 30, 2017. The increase was primarily driven by the impact of the Company's net income of $15.2 million, partially offset by the cash dividend payment to shareholders of $0.12 per share, which reduced stockholders' equity by $6.1 million. Book value per share at September 30, 2017 was $13.59.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on October 27, 2017 and payable on November 8, 2017. This dividend equates to a 2.76% annualized yield based on the $17.38 average closing price of the Company’s common stock in the third quarter of 2017. The Company has paid dividends for 46 consecutive quarters.

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Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, October 18, 2017 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s third quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through November 1, 2017 by calling 1-877-344-7529 and entering conference number 10112041. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At September 30, 2017, the Company had $6.98 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-10 through F-12 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

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Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Interest and dividend income:	(In thousands, except share data)
Loans	$51,809	$45,331	$147,976	$134,359
Securities-taxable interest	5,604	4,808	16,907	14,830
Securities-non-taxable interest	2,499	2,140	7,108	6,201
Securities-dividends	736	990	2,233	2,934
Interest-bearing deposits	151	67	303	207
Total interest and dividend income	60,799	53,336	174,527	158,531
Interest expense:
Deposits	9,185	6,279	23,607	18,927
Borrowed funds	4,846	4,028	13,527	11,677
Total interest expense	14,031	10,307	37,134	30,604
Net interest income	46,768	43,029	137,393	127,927
Provision for loan losses	2,566	3,766	7,146	10,078
Net interest income after provision for loan losses	44,202	39,263	130,247	117,849
Non-interest income:
Service charges and fees	6,161	5,726	18,413	14,679
Net gain from sales of securities	158	48	710	1,867
Income from mortgage banking activities	1,204	2,198	4,355	5,389
Bank-owned life insurance income	1,167	899	3,523	2,531
Net loss on limited partnership investments	(864)	(850)	(1,582)	(3,290)
Other income (loss)	247	(132)	635	(28)
Total non-interest income	8,073	7,889	26,054	21,148
Non-interest expense:
Salaries and employee benefits	20,005	18,301	59,309	56,105
Service bureau fees	1,983	1,960	6,029	6,219
Occupancy and equipment	3,740	3,580	11,866	11,330
Professional fees	1,048	1,125	3,309	2,893
Marketing and promotions	1,087	656	3,036	2,271
FDIC insurance assessments	780	819	2,255	2,800
Core deposit intangible amortization	337	385	1,075	1,219
FHLBB prepayment penalties	—	—	—	1,454
Other	5,929	5,410	17,704	16,389
Total non-interest expense	34,909	32,236	104,583	100,680
Income before income taxes	17,366	14,916	51,718	38,317
Provision for income taxes	2,175	757	6,601	3,206
Net income	$15,191	$14,159	$45,117	$35,111

Net income per share:
Basic	$0.30	$0.28	$0.90	$0.71
Diluted	$0.30	$0.28	$0.89	$0.70
Weighted-average shares outstanding:
Basic	50,263,602	49,800,105	50,246,234	49,617,136
Diluted	50,889,987	50,141,175	50,888,175	49,917,049

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Interest and dividend income:	(In thousands, except share data)
Loans	$51,809	$49,674	$46,493	$45,460	$45,331
Securities-taxable interest	5,604	5,793	5,510	4,848	4,808
Securities-non-taxable interest	2,499	2,355	2,254	2,191	2,140
Securities-dividends	736	689	808	986	990
Interest-bearing deposits	151	51	101	136	67
Total interest and dividend income	60,799	58,562	55,166	53,621	53,336
Interest expense:
Deposits	9,185	7,603	6,819	6,649	6,279
Borrowed funds	4,846	4,631	4,050	3,800	4,028
Total interest expense	14,031	12,234	10,869	10,449	10,307
Net interest income	46,768	46,328	44,297	43,172	43,029
Provision for loan losses	2,566	2,292	2,288	3,359	3,766
Net interest income after provision for loan losses	44,202	44,036	42,009	39,813	39,263
Non-interest income:
Service charges and fees	6,161	6,834	5,418	5,580	5,726
Net gain from sales of securities	158	95	457	94	48
Income from mortgage banking activities	1,204	1,830	1,321	2,838	2,198
Bank-owned life insurance income	1,167	1,149	1,207	863	899
Net loss on limited partnership investments	(864)	(638)	(80)	(705)	(850)
Other income (loss)	247	206	182	266	(132)
Total non-interest income	8,073	9,476	8,505	8,936	7,889
Non-interest expense:
Salaries and employee benefits	20,005	19,574	19,730	19,279	18,301
Service bureau fees	1,983	1,943	2,103	1,767	1,960
Occupancy and equipment	3,740	3,657	4,469	3,656	3,580
Professional fees	1,048	952	1,309	1,024	1,125
Marketing and promotions	1,087	1,237	712	778	656
FDIC insurance assessments	780	796	679	773	819
Core deposit intangible amortization	337	353	385	385	385
Other	5,929	6,467	5,308	5,631	5,410
Total non-interest expense	34,909	34,979	34,695	33,293	32,236
Income before income taxes	17,366	18,533	15,819	15,456	14,916
Provision for income taxes	2,175	2,333	2,093	906	757
Net income	$15,191	$16,200	$13,726	$14,550	$14,159

Net income per share:
Basic	$0.30	$0.32	$0.27	$0.29	$0.28
Diluted	$0.30	$0.32	$0.27	$0.29	$0.28
Weighted-average shares outstanding:
Basic	50,263,602	50,217,212	50,257,825	50,070,710	49,800,105
Diluted	50,889,987	50,839,091	50,935,382	50,602,494	50,141,175

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$59,456	$57,137	$45,279	$47,248	$51,951
Short-term investments	39,061	17,714	39,381	43,696	162,295
Total cash and cash equivalents	98,517	74,851	84,660	90,944	214,246
Available for sale securities – At fair value	1,068,055	1,073,384	1,075,729	1,043,411	1,052,439
Held to maturity securities – At amortized cost	13,693	13,792	13,937	14,038	14,162
Loans held for sale	89,419	157,487	87,031	62,517	83,321
Loans:
Commercial real estate loans:
Owner-occupied	442,989	429,848	433,358	416,718	392,168
Investor non-owner occupied	1,777,716	1,761,940	1,697,414	1,705,319	1,702,701
Construction	82,688	74,980	85,533	98,794	90,380
Total commercial real estate loans	2,303,393	2,266,768	2,216,305	2,220,831	2,185,249
Commercial business loans	821,372	792,918	769,153	724,557	660,676
Consumer loans:
Residential real estate	1,211,783	1,172,540	1,167,428	1,156,227	1,129,079
Home equity	561,814	538,130	516,325	536,772	479,390
Residential construction	39,460	46,117	49,456	53,934	52,476
Other consumer	267,921	237,708	225,317	209,393	213,830
Total consumer loans	2,080,978	1,994,495	1,958,526	1,956,326	1,874,775
Total loans	5,205,743	5,054,181	4,943,984	4,901,714	4,720,700
Net deferred loan costs and premiums	15,297	15,413	13,273	11,636	10,214
Allowance for loan losses	(46,368)	(45,062)	(43,304)	(42,798)	(41,080)
Loans receivable - net	5,174,672	5,024,532	4,913,953	4,870,552	4,689,834
Federal Home Loan Bank of Boston stock, at cost	46,758	54,760	52,707	53,476	52,847
Accrued interest receivable	20,893	19,751	19,126	18,771	17,888
Deferred tax asset, net	30,999	27,034	37,040	39,962	32,529
Premises and equipment, net	61,063	54,480	51,299	51,757	52,520
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	4,827	5,164	5,517	5,902	6,287
Cash surrender value of bank-owned life insurance	171,300	170,144	169,007	167,823	126,948
Other assets	81,019	85,503	71,333	65,086	86,553
Total assets	$6,976,496	$6,876,163	$6,696,620	$6,599,520	$6,544,855

F - 3

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$725,130	$721,917	$690,516	$708,050	$687,865
Interest-bearing	4,427,892	4,271,562	4,099,843	4,003,122	4,007,606
Total deposits	5,153,022	4,993,479	4,790,359	4,711,172	4,695,471
Mortgagors’ and investor escrow accounts	9,641	15,045	10,925	13,354	9,045
Federal Home Loan Bank advances and other borrowings	1,068,814	1,138,817	1,180,053	1,169,619	1,102,882
Accrued expenses and other liabilities	54,366	49,358	49,300	49,509	81,217
Total liabilities	6,285,843	6,196,699	6,030,637	5,943,654	5,888,615
Total stockholders’ equity	690,653	679,464	665,983	655,866	656,240
Total liabilities and stockholders’ equity	$6,976,496	$6,876,163	$6,696,620	$6,599,520	$6,544,855

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Share Data:
Basic net income per share	$0.30	$0.32	$0.27	$0.29	$0.28
Diluted net income per share	0.30	0.32	0.27	0.29	0.28
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.23	$11.01	$10.75	$10.53	$10.60
Key Statistics:
Total revenue	$54,841	$55,804	$52,802	$52,108	$50,918
Total non-interest expense	34,909	34,979	34,695	33,293	32,236
Average earning assets	6,423,741	6,304,849	6,113,363	6,054,347	5,984,951
Key Ratios:
Return on average assets (annualized)	0.88%	0.96%	0.83%	0.90%	0.88%
Return on average equity (annualized)	8.92%	9.66%	8.35%	8.95%	8.80%
Tax-equivalent net interest margin (annualized)	3.00%	3.04%	3.01%	2.93%	2.95%
Residential Mortgage Production:
Dollar volume (total)	$133,462	$186,220	$134,022	$160,512	$173,473
Mortgages originated for purchases	97,132	129,165	77,613	77,549	113,019
Loans sold	152,551	61,363	51,826	87,626	99,051
Income from mortgage banking activities	1,204	1,830	1,321	2,838	2,198
Non-performing Assets:
Residential real estate	$11,330	$11,190	$12,185	$11,357	$11,526
Home equity	4,206	5,211	4,307	4,043	3,650
Investor-owned commercial real estate	2,957	3,512	3,809	4,016	3,746
Owner-occupied commercial real estate	2,084	2,184	2,314	2,642	2,838
Construction	1,748	287	1,355	1,701	1,879
Commercial business	2,427	2,624	2,369	2,000	2,016
Other consumer	37	40	37	1,000	328
Non-accrual loans	24,789	25,048	26,376	26,759	25,983
Troubled debt restructured – non-accruing	6,628	7,475	8,252	7,304	7,345
Total non-performing loans	31,417	32,523	34,628	34,063	33,328
Other real estate owned	2,444	1,770	1,786	1,890	2,792
Total non-performing assets	$33,861	$34,293	$36,414	$35,953	$36,120
Non-performing loans to total loans	0.60%	0.64%	0.70%	0.69%	0.71%
Non-performing assets to total assets	0.49%	0.50%	0.54%	0.54%	0.55%
Allowance for loan losses to non-performing loans	147.59%	138.55%	125.05%	125.64%	123.26%
Allowance for loan losses to total loans	0.89%	0.89%	0.88%	0.87%	0.87%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.02%	2.06%	2.11%	2.05%	2.00%
Efficiency ratio (2)	60.22%	59.49%	63.95%	60.79%	60.31%
Cost of funds (annualized) (3)	0.91%	0.81%	0.74%	0.73%	0.72%
Total revenue growth rate	(1.73)%	5.69%	1.33%	2.34%	6.02%
Total revenue growth rate (annualized)	(6.90)%	22.74%	5.33%	9.35%	24.07%
Average earning asset growth rate	1.89%	3.13%	0.97%	1.16%	1.65%
Average earning asset growth rate (annualized)	7.54%	12.53%	3.90%	4.64%	6.60%
Return on average tangible common equity (annualized) (2)	10.99%	11.95%	10.42%	11.19%	11.05%
Pre-provision net revenue to average assets (2)	1.31%	1.38%	1.18%	1.31%	1.31%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-10 through page F-12.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,323,262	$11,017	3.33%	$1,229,384	$10,033	3.26%
Commercial real estate	2,211,601	23,063	4.08	2,077,585	19,525	3.68
Construction	122,511	1,301	4.16	156,217	1,565	3.92
Commercial business	791,547	8,163	4.04	669,595	6,103	3.57
Home equity	536,509	5,917	4.38	467,552	6,046	5.15
Other consumer	252,532	3,063	4.81	209,255	2,554	4.85
Investment securities	1,090,559	9,621	3.52	1,073,007	8,576	3.19
Federal Home Loan Bank stock	51,722	572	4.43	56,126	508	3.62
Other earning assets	43,498	151	1.38	46,230	67	0.57
Total interest-earning assets	6,423,741	62,868	3.86	5,984,951	54,977	3.63
Allowance for loan losses	(46,479)			(38,916)
Non-interest-earning assets	529,937			491,160
Total assets	$6,907,199			$6,437,195
Interest-bearing liabilities:
NOW and money market	$2,105,796	$3,992	0.75%	$1,485,177	$1,501	0.40%
Savings	527,641	77	0.06	527,225	77	0.06
Certificates of deposit	1,731,658	5,116	1.17	1,821,061	4,701	1.03
Total interest-bearing deposits	4,365,095	9,185	0.83	3,833,463	6,279	0.65
Federal Home Loan Bank advances	951,760	3,404	1.40	1,085,932	2,657	0.96
Other borrowings	135,173	1,442	4.18	119,902	1,371	4.47
Total interest-bearing liabilities	5,452,028	14,031	1.02	5,039,297	10,307	0.81
Non-interest-bearing deposits	702,916			662,437
Other liabilities	70,853			92,195
Total liabilities	6,225,797			5,793,929
Stockholders’ equity	681,402			643,266
Total liabilities and stockholders’ equity	$6,907,199			$6,437,195
Net interest-earning assets	$971,713			$945,654
Tax-equivalent net interest income		48,837			44,670
Tax-equivalent net interest rate spread			2.84%			2.82%
Tax-equivalent net interest margin			3.00%			2.95%
Average interest-earning assets to average interest-bearing liabilities			117.82%			118.77%
Less tax-equivalent adjustment		2,069			1,641
Net interest income		$46,768			$43,029

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2017			June 30, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,323,262	$11,017	3.33%	$1,297,558	$10,839	3.34%
Commercial real estate	2,211,601	23,063	4.08	2,153,938	21,837	4.01
Construction	122,511	1,301	4.16	128,730	1,396	4.29
Commercial business	791,547	8,163	4.04	780,553	7,628	3.87
Home equity	536,509	5,917	4.38	541,017	5,737	4.25
Other consumer	252,532	3,063	4.81	230,419	2,907	5.06
Investment securities	1,090,559	9,621	3.52	1,099,011	9,577	3.48
Federal Home Loan Bank stock	51,722	572	4.43	54,151	534	3.95
Other earning assets	43,498	151	1.38	19,472	50	1.03
Total interest-earning assets	6,423,741	62,868	3.86	6,304,849	60,505	3.82
Allowance for loan losses	(46,479)			(44,888)
Non-interest-earning assets	529,937			520,375
Total assets	$6,907,199			$6,780,336
Interest-bearing liabilities:
NOW and money market	$2,105,796	$3,992	0.75%	$1,929,917	$2,808	0.58%
Savings	527,641	77	0.06	541,867	80	0.06
Certificates of deposit	1,731,658	5,116	1.17	1,715,436	4,715	1.10
Total interest-bearing deposits	4,365,095	9,185	0.83	4,187,220	7,603	0.73
Federal Home Loan Bank advances	951,760	3,404	1.40	1,028,835	3,152	1.21
Other borrowings	135,173	1,442	4.18	154,780	1,479	3.78
Total interest-bearing liabilities	5,452,028	14,031	1.02	5,370,835	12,234	0.91
Non-interest-bearing deposits	702,916			670,244
Other liabilities	70,853			68,731
Total liabilities	6,225,797			6,109,810
Stockholders’ equity	681,402			670,526
Total liabilities and stockholders’ equity	$6,907,199			$6,780,336
Net interest-earning assets	$971,713			$934,014
Tax-equivalent net interest income		48,837			48,271
Tax-equivalent net interest rate spread			2.84%			2.91%
Tax-equivalent net interest margin			3.00%			3.04%
Average interest-earning assets to average interest-bearing liabilities			117.82%			117.39%
Less tax-equivalent adjustment		2,069			1,943
Net interest income		$46,768			$46,328

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,285,618	$32,079	3.33%	$1,211,995	$29,814	3.28%
Commercial real estate	2,155,085	65,626	4.02	2,039,087	61,477	3.96
Construction	132,158	4,261	4.25	164,039	5,234	4.19
Commercial business	767,738	22,510	3.87	638,086	17,766	3.66
Home equity	533,669	16,876	4.23	448,371	13,346	3.98
Other consumer	231,892	8,581	4.95	218,801	8,201	5.00
Investment securities	1,086,574	28,366	3.48	1,083,717	25,942	3.18
Federal Home Loan Bank stock	53,005	1,630	4.10	54,842	1,366	3.32
Other earning assets	36,049	303	1.12	48,755	207	0.57
Total interest-earning assets	6,281,788	180,232	3.80	5,907,693	163,353	3.66
Allowance for loan losses	(45,008)			(36,775)
Non-interest-earning assets	521,629			479,513
Total assets	$6,758,409			$6,350,431
Interest-bearing liabilities:
NOW and money market	$1,960,685	$8,996	0.61%	$1,533,096	$4,950	0.43%
Savings	532,718	235	0.06	527,919	229	0.06
Certificates of deposit	1,720,120	14,376	1.12	1,784,269	13,748	1.03
Total interest-bearing deposits	4,213,523	23,607	0.75	3,845,284	18,927	0.66
Federal Home Loan Bank advances	986,935	9,225	1.23	1,009,671	7,507	0.98
Other borrowings	138,685	4,302	4.09	130,586	4,170	4.20
Total interest-bearing liabilities	5,339,143	37,134	0.93	4,985,541	30,604	0.81
Non-interest-bearing deposits	680,786			646,416
Other liabilities	68,499			83,543
Total liabilities	6,088,428			5,715,500
Stockholders’ equity	669,981			634,931
Total liabilities and stockholders’ equity	$6,758,409			$6,350,431
Net interest-earning assets	$942,645			$922,152
Tax-equivalent net interest income		143,098			132,749
Tax-equivalent net interest rate spread			2.87%			2.85%
Tax-equivalent net interest margin			3.02%			2.97%
Average interest-earning assets to average interest-bearing liabilities			117.66%			118.50%
Less tax-equivalent adjustment		5,705			4,822
Net interest income		$137,393			$127,927

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-10 through F-12 in the following press release tables:

F - 9

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Net Income (GAAP)	$15,191	$16,200	$13,726	$14,550	$14,159
Non-GAAP adjustments:
Non-interest income	(158)	(95)	(465)	(94)	(118)
Non-interest expense	—	—	—	107	55
Related income tax (benefit) expense	55	33	163	(5)	22
Net adjustment	(103)	(62)	(302)	8	(41)
Total net income (non-GAAP)	$15,088	$16,138	$13,424	$14,558	$14,118

Non-interest income (GAAP)	$8,073	$9,476	$8,505	$8,936	$7,889
Non-GAAP adjustments:
Net gain on sales of securities	(158)	(95)	(457)	(94)	(48)
BOLI claim benefit	—	—	(8)	—	(70)
Net adjustment	(158)	(95)	(465)	(94)	(118)
Total non-interest income (non-GAAP)	7,915	9,381	8,040	8,842	7,771
Total net interest income	46,768	46,328	44,297	43,172	43,029
Total revenue (non-GAAP)	$54,683	$55,709	$52,337	$52,014	$50,800

Non-interest expense (GAAP)	$34,909	$34,979	$34,695	$33,293	$32,236
Non-GAAP adjustments:
Effect of position eliminations	—	—	—	(107)	(55)
Net adjustment	—	—	—	(107)	(55)
Total non-interest expense (non-GAAP)	$34,909	$34,979	$34,695	$33,186	$32,181

Total loans	$5,205,743	$5,054,181	$4,943,984	$4,901,714	$4,720,700
Non-covered loans (1)	(739,376)	(699,938)	(691,054)	(744,763)	(721,763)
Total covered loans	$4,466,367	$4,354,243	$4,252,930	$4,156,951	$3,998,937
Allowance for loan losses	$46,368	$45,062	$43,304	$42,798	$41,080
Allowance for loan losses to total loans	0.89%	0.89%	0.88%	0.87%	0.87%
Allowance for loan losses to total covered loans	1.04%	1.03%	1.02%	1.03%	1.03%
(1) As required by GAAP, the Company recorded acquired loans at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Efficiency Ratio:
Non-Interest Expense (GAAP)	$34,909	$34,979	$34,695	$33,293	$32,236
Non-GAAP adjustments:
Other real estate owned expense	(211)	(305)	(91)	(100)	(40)
Effect of position eliminations	—	—	—	(107)	(55)
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$34,698	$34,674	$34,604	$33,086	$32,141

Net Interest Income (GAAP)	$46,768	$46,328	$44,297	$43,172	$43,029
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	2,069	1,943	1,693	1,712	1,641

Non-Interest Income (GAAP)	8,073	9,476	8,505	8,936	7,889
Non-GAAP adjustments:
Net gain on sales of securities	(158)	(95)	(457)	(94)	(48)
Net loss on limited partnership investments	864	638	80	705	850
BOLI claim benefit	—	—	(8)	—	(70)
Total Revenue for Efficiency Ratio (non-GAAP)	$57,616	$58,290	$54,110	$54,431	$53,291

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	60.22%	59.49%	63.95%	60.79%	60.31%

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$46,768	$46,328	$44,297	$43,172	$43,029
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	2,069	1,943	1,693	1,712	1,641
Total tax equivalent net interest income (A)	$48,837	$48,271	$45,990	$44,884	$44,670

Non Interest Income (GAAP)	8,073	9,476	8,505	8,936	7,889
Non-GAAP adjustments:
Net gain on sales of securities	(158)	(95)	(457)	(94)	(48)
Net loss on limited partnership investments	864	638	80	705	850
BOLI claim benefit	—	—	(8)	—	(70)
Non-Interest Income for PPNR (non-GAAP) (B)	$8,779	$10,019	$8,120	$9,547	$8,621

Non-Interest Expense (GAAP)	$34,909	$34,979	$34,695	$33,293	$32,236
Non-GAAP adjustments:
Effect of position eliminations	—	—	—	(107)	(55)
Non-Interest Expense for PPNR (non-GAAP) (C)	$34,909	$34,979	$34,695	$33,186	$32,181

Total PPNR (non-GAAP) (A + B - C) :	$22,707	$23,311	$19,415	$21,245	$21,110
Average Assets	6,907,199	6,780,336	6,584,138	6,490,971	6,437,195
PPNR to Average Assets (Annualized)	1.31%	1.38%	1.18%	1.31%	1.31%

F - 11

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$15,191	$16,200	$13,726	$14,550	$14,159
Non-GAAP adjustments:
Intangible Assets amortization, tax effected at 35%	219	229	250	250	250
Net Income excluding intangible assets amortization, tax effected at 35%	$15,410	$16,429	$13,976	$14,800	$14,409
Average stockholders' equity (non-GAAP)	$681,402	$670,526	$657,755	$650,590	$643,266
Average goodwill & other intangible assets (non-GAAP)	120,275	120,631	121,004	121,383	121,767
Average tangible common stockholders' equity (non-GAAP)	$561,127	$549,895	$536,751	$529,207	$521,499
Return on Average Tangible Common Equity (non-GAAP)	10.99%	11.95%	10.42%	11.19%	11.05%

F - 12